Exhibit 10.4

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (“Agreement”), dated as of January 25, 2023 (the “Effective Date”), is made and entered into by and between NextTrip Group, LLC, a Florida limited liability company (the “Company”) and NextPlay Technologies, Inc. (“Member”).

RECITALS

A. Member owns 1,000,000 Membership Units of the Company (the “Common Units”), which represents a 52.5% membership interest in the Company.

B. In connection with the restructuring of the Company, the Member and the Company desire for the Member to exchange its Common Units in the Company for newly created Preferred Units (the “Preferred Units”) with the rights, preferences and terms as set forth in that certain Amended and Restated Operating Agreement of the Company dated as of January 25, 2023 (the “Restated Operating Agreement”).

AGREEMENT

NOW, THEREFORE, BE IT RESOLVED, that in consideration for the promises and the mutual agreements of the parties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Exchange of Member’s Common Units for Preferred Units. As of the Effective Date, the Company assigns, conveys and transfers to Member 400,000 Preferred Units in the Company in exchange for all of Member’s current membership interests in the Company, consisting of 1,000,000 Common Units. As of the Effective Date, Member accepts such exchange and Member agrees to be bound by, keep and observe all of the obligations of members in the LLC with respect to the Units. As of the Effective Date, Member agrees to execute an Agreement To Be Bound, substantially in the form set forth in Exhibit A hereto, by all of the terms and conditions of the Restated Operating Agreement.

2. No Prior Assignment. Each of Member and the Company represents and warrants that it has not previously sold, transferred or assigned all or any portion of the Common Units or Preferred Units, respectively, or entered into any agreement, other than this Agreement, to assign the Common Units or Preferred Units, respectively, or any portion thereof, to any one other than the Company or Member, respectively.

3. Governing Law. Each of the parties agrees that this Agreement shall be interpreted, construed, governed, and enforced under and pursuant to the laws of the State of Florida.

4. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective successors in interest and assigns.

5. Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. This Agreement may be executed and delivered by the exchange of electronic facsimile copies or counterparts of the signature page, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

NextTrip Group, LLC, a Florida limited liability company		NextPlay Technologies, Inc., a Nevada corporation

By:	/s/	By:	/s/
Name:	Don Monaco	Name:	William Kerby
Title:	Co-Manager	Title:	Co-Chief Executive Officer

EXHIBIT A

AGREEMENT TO BE BOUND

In partial consideration for the issuance of 400,000 Preferred Units of NextTrip Group, LLC, the undersigned acknowledges that it has read the Amended and Restated Operating Agreement of NextTrip Group, LLC dated January 25, 2023 (the “Restated Operating Agreement”), a copy of which is attached hereto as Attachment I and incorporated herein by this reference, and agrees to be bound by all of the terms of that Restated Operating Agreement.

Dated: January 25, 2023	NextPlay Technologies, Inc., a Nevada corporation

	By:	/s/
	Name:	William Kerby
	Title:	Co-Chief Executive Officer

EXHIBIT A TO EXCHANGE AGREEMENT